U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549
____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 5, 2010

EMERITUS CORPORATION
(Exact name of registrant as specified in charter)

Washington	1-14012	91-1605464
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3131 Elliott Avenue, Suite 500

Seattle, Washington 98121
(Address of principal executive offices) (Zip Code)

(206) 298-2909
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 3, 2009, Emeritus Corporation (“Emeritus” or the “Company”) filed a current report on Form 8-K with the Securities and Exchange Commission announcing the appointment of Robert Bateman, age 47, as the Company's Executive Vice President—Finance and Chief Financial Officer effective December 21, 2009.  Raymond R. Brandstrom, the Company's previous Executive Vice President—Finance and Chief Financial Officer and one of the original founders of Emeritus, resigned his position effective December 21, 2009.  Mr. Brandstrom will continue his employment with the Company in an advisory capacity and will remain as a member of the Company's Board of Directors serving as Vice Chairman and Secretary.

In connection with his continued employment, Mr. Brandstrom has entered into an employment contract with the Company effective January 1, 2010 and continuing through December 31, 2014 (the “Agreement”).  Mr. Brandstrom’s base salary under the Agreement will be $295,750 in 2010, $203,931 in 2011, $152,948 in 2012 and $100 per year in 2013 and 2014.  Mr. Brandstrom is entitled to receive incentive compensation for services performed in 2009.  In lieu of stock option awards that have been earned but not granted to Mr. Brandstrom, he will be paid $139,000 in cash, which amount will be grossed up for federal income taxes payable.  As long as Mr. Brandstrom remains a director of Emeritus, he will receive options to purchase Emeritus common stock in amounts equal to the annual outside director grants.  Once Mr. Brandstrom is no longer an employee of the Company, each of Mr. Brandstrom's outstanding stock options will vest and he will have until the earlier of (a) two years after termination of employment and (b) the last day of the option term to exercise each option.

Mr. Brandstrom and his family will continue to be covered by the Company’s executive benefit plan through December 31, 2013, which includes medical and dental insurance, $250,000 of life insurance, participation in the Company’s non-qualified deferred compensation plan, long-term disability insurance and an automobile allowance.  In the event of Mr. Brandstrom’s death during the term of this Agreement, his dependents will be entitled to coverage under COBRA for 36 months thereafter.

If, prior to December 31, 2012, Mr. Brandstrom is compensated for his services as an employee, consultant, and/or independent contractor by CPM Group, Inc., an affiliate of Mr. Daniel Baty, the Company’s Chairman and Co-Chief Executive Officer, Mr. Brandstrom’s salary under the Agreement will be reduced by fifty percent (50%) of the amount of that compensation.

The foregoing summary of Mr. Brandstrom’s employment agreement is qualified in its entirety by reference to the employment agreement, filed herewith as Exhibit 10.1.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.                                Description

10.1	Employment Agreement between Emeritus Corporation and Raymond R. Brandstrom, Jr. effective January 1, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

January 11, 2010		EMERITUS CORPORATION

	By:	/s/ Robert C. Bateman
Robert C. Bateman, Executive Vice President—
Finance and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.                                Description

10.1	Employment Agreement between Emeritus Corporation and Raymond R. Brandstrom, Jr. effective January 1, 2010.